Exhibit 99.1

13215 Bee Cave Pkwy, Suite B-300, Austin, TX 78738 Telephone: 512-538-2300 Fax: 512-538-2333 www.shpreit.com

NEWS RELEASE

SUMMIT HOTEL PROPERTIES REPORTS FIRST QUARTER 2018 RESULTS

Net Income of $0.9 million;

Pro Forma RevPAR grows 2.1 percent in first quarter;

Adjusted EBITDAre increases 13.9 percent to $46.7 million;

Adjusted FFO increases 6.5 percent to $32.1 million, $0.31 per share

Austin, Texas, May 2, 2018 --- Summit Hotel Properties, Inc. (NYSE: INN) (the “Company”), today announced results for the first quarter ended March 31, 2018.

“We continue to be encouraged by the improved demand trends experienced in the first quarter, which drove our key operating and financial metrics above our expectations going in to the quarter,” said Dan Hansen, the Company’s Chairman, President and Chief Executive Officer. “RevPAR for our pro forma portfolio grew 2.1% in the quarter, which was driven primarily by an increase in average rate, in part as the result of better corporate travel demand. We also continue to make great progress on our strategic capital recycling program as we entered into contracts to sell four hotels for $43.3 million. The pending transactions further demonstrate our ability to recycle capital out of lower RevPAR hotels with lower return profiles and deploy capital at similar initial yields into hotels with higher RevPAR and margins with superior growth profiles,” commented Mr. Hansen.

First Quarter 2018 Highlights

•	Net Income: Net income attributable to common stockholders decreased to $0.9 million, or $0.01 per diluted share, compared with $28.9 million, or $0.31 per diluted share, in the same period of 2017. When excluding the $3.3 million non-cash preferred stock redemption premium during the three months ended March 31, 2018 and the $19.5 million pretax net gain on disposal of assets during the three months ended March 31, 2017, net income attributable to common stockholders decreased by $5.3 million as compared to the same period in 2017.

•	Pro Forma RevPAR: Pro forma revenue per available room (“RevPAR”) increased 2.1 percent to $117.60 from the same period in 2017. Pro forma average daily rate (“ADR”) grew to $154.22, an increase of 1.2 percent from the same period in 2017. Pro forma occupancy increased 0.9 percent to 76.3 percent.

•	Same-Store RevPAR: Same-store RevPAR remained unchanged at $114.78. Same-store ADR increased 1.0 percent to $150.73 compared to the same period in 2017, which was offset by an occupancy decline of 1.0 percent to 76.2 percent.

•	Pro Forma Hotel EBITDA: Pro forma hotel EBITDA was $50.4 million, a decrease of 0.5 percent from the same period in 2017. Pro forma hotel EBITDA margin contracted by 106 basis points to 35.9 percent from 37.0 percent in the same period of 2017. Excluding the effect of a 12.0 percent increase in property taxes, pro forma hotel EBITDA margin contracted by 40 basis points to 36.6 percent.

•	Adjusted EBITDAre: Adjusted EBITDAre increased 13.9 percent to $46.7 million from $41.1 million in the same period of 2017.

•	Adjusted FFO: Adjusted Funds from Operations (“AFFO”) increased 6.5 percent to $32.1 million, or $0.31 per diluted share, from $30.2 million in the same period of 2017.

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The Company’s results for the three months ended March 31, 2018 and 2017 are as follows:

	For the Three Months Ended March 31,
	2018	2017
	(Unaudited)
	($ in thousands, except per unit and RevPAR data)
Net income attributable to common stockholders	$868	$28,886
Net income per diluted share	$0.01	$0.31
Total revenues	$140,199	$117,989
EBITDAre (1)	$44,723	$39,684
Adjusted EBITDAre (1)	$46,747	$41,056
FFO (1)	$26,218	$28,190
Adjusted FFO (1)	$32,136	$30,166
FFO per diluted share and unit (1) (2)	$0.25	$0.30
Adjusted FFO per diluted share and unit (1) (2)	$0.31	$0.32

Pro Forma (3)
RevPAR	$117.60	$115.15
RevPAR growth	2.1%
Hotel EBITDA	$50,363	$50,592
Hotel EBITDA margin	35.9%	37.0%
Hotel EBITDA margin growth	-106 bps

(1)	See tables later in this press release for a discussion and reconciliation of net income to non-GAAP financial measures, including earnings before interest, taxes, depreciation and amortization (“EBITDA”), EBITDAre, adjusted EBITDAre, funds from operations (“FFO”), FFO per diluted share and unit, adjusted FFO (“AFFO”), and AFFO per diluted share and unit, as well as a reconciliation of operating income to hotel EBITDA. See “Non-GAAP Financial Measures” at the end of this release. Non-GAAP financial measures are unaudited.

(2)	Amounts are based on 104,403,000 weighted average diluted common shares and units and 93,623,000 weighted average diluted common shares and units for the three months ended March 31, 2018, and 2017, respectively. The Company includes the outstanding common units of limited partnership interests (“OP Units”) in Summit Hotel OP, LP, the Company’s operating partnership, held by limited partners other than the Company in the determination of weighted average diluted common shares and units because the OP Units are redeemable for cash or, at the Company’s option, shares of the Company’s common stock on a one-for-one basis.

(3)	Unless stated otherwise in this release, all pro forma information includes operating and financial results for 83 hotels owned as of March 31, 2018, as if each hotel had been owned by the Company since January 1, 2017. As a result, all pro forma information includes operating and financial results for hotels acquired since January 1, 2017, which includes periods prior to the Company’s ownership. Pro forma and non-GAAP financial measures are unaudited.

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Pending Disposition Activity

During the first quarter, the Company entered into agreements to sell the 88-guestroom Holiday Inn Express & Suites in Sandy, Utah and the 87-guestroom Hampton Inn in Provo, Utah for an aggregate sales price of $19.0 million. The Company also entered into agreements to sell the 143-guestroom Holiday Inn and 122-guestroom Hilton Garden Inn in Duluth, Georgia for an aggregate sales price of $24.3 million. For the twelve months ended March 31, 2018, the four hotels had an average RevPAR of $87.49, which was 26% lower than the Company’s pro forma portfolio RevPAR of $118.29, and hotel EBITDA margin of 32.4 percent, which was 470 basis points lower than the portfolio average for the same period.

The transactions are expected to close during the second quarter and the Company anticipates applying the net proceeds to the outstanding balance on its senior unsecured revolving credit facility. The Company estimates that the hotels would have contributed approximately $3.5 million of EBITDA through the remainder of 2018. The aggregate sales price of $43.3 million, plus estimated future capital improvements, represents a capitalization rate of 8.0 percent for the trailing twelve months ended March 31, 2018.

Capital Investment

The Company invested $13.0 million in capital improvements during the three months ended March 31, 2018. The scope of work ranged from common space improvements to complete guestroom renovations, as well as revamped bar areas and fitness centers to enhance the guest experience. Notably, the 252-guestroom Holiday Inn Express & Suites San Francisco Fisherman’s Wharf is currently undergoing a $6.3 million comprehensive renovation that will feature complete guestroom and lobby upgrades. The project is expected to be completed late in the second quarter of 2018, and the hotel will be well-positioned for the Moscone Center’s expansion project completion scheduled for December 2018.

Capital Markets & Balance Sheet

During the first quarter and subsequent to quarter end, the Company completed the following capital markets transactions:

•	On February 15, 2018, the Company closed on a new seven-year $225 million unsecured term loan. The term loan includes an accordion feature that, subject to certain conditions, allows the Company to request an increase in lender commitments up to an aggregate of $375 million. The unsecured term loan matures on February 14, 2025, carries an interest rate based on an improved pricing grid ranging from 180 basis points to 255 basis points plus LIBOR depending upon the Company’s leverage ratio, and includes a delayed draw feature. At closing, the Company received an initial loan advance of $140 million and used the proceeds to replace its existing seven-year $140 million unsecured term loan. On or before May 16, 2018, the Company expects to advance the remaining $85.0 million and apply the proceeds to outstandings under its senior unsecured revolving credit facility.

•	On March 20, 2018, the Company paid $85.3 million to redeem all 3,400,000 of its outstanding 7.125% Series C preferred shares at a redemption price of $25 per share plus accrued and unpaid dividends.

•	On April 2, 2018, the Company repaid four mortgage loans totaling $23.9 million that had an average interest rate of 5.39%. The loans were repaid without penalty and all four hotels that secured the loans are now unencumbered. As a result, 54 hotels and over 70 percent of the Company’s EBITDA is now unencumbered.

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At March 31, 2018, the Company had the following:

•	Total outstanding debt of $981.1 million with a weighted average interest rate of 4.13 percent.

•	Undrawn capacity on its senior unsecured credit facilities of $260.0 million, of which $175.0 million was available on its senior unsecured revolving credit facility and $85.0 million was available on its new 7-year $225 million unsecured term loan.

•	Total net debt, which the Company defines as total outstanding debt less cash and cash equivalents, to trailing twelve month pro forma adjusted EBITDAre of 4.7x.

At April 20, 2018, the Company had the following:

•	Total outstanding debt of $971.5 million with a weighted average interest rate of 4.10 percent.

•	Undrawn capacity on its senior unsecured credit facilities of $245.0 million, of which $160.0 million was available on its senior unsecured revolving credit facility and $85.0 million was available on its new 7-year $225 million unsecured term loan.

Dividends

On April 30, 2018, the Company declared a quarterly cash dividend of $0.18 per share on its common stock and per common unit of limited partnership interest in Summit Hotel OP, LP. The annualized dividend of $0.72 per common share and per common unit represents an annual dividend yield of 4.9 percent based on the May 1, 2018 closing stock price.

In addition, the Company declared a quarterly cash dividend of:

•	$0.403125 per share on its 6.45% Series D Cumulative Redeemable Preferred Stock.

•	$0.390625 per share on its 6.25% Series E Cumulative Redeemable Preferred Stock.

The common and preferred dividends are payable on May 31, 2018 to holders of record as of May 16, 2018.

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2018 Outlook

The Company is providing its outlook for the second quarter and full year 2018 based on its 83 hotels owned as of May 2, 2018 and investment activity it expects to complete in the second quarter, including the opening of the 168-guestroom Hyatt House Orlando Universal development and the sale of four hotels containing 440 guestrooms for an aggregate sales price of $43.3 million. There are no future acquisitions, dispositions, or additional capital markets activities assumed in the Company’s outlook for the second quarter and full year 2018 beyond those previously mentioned.

SECOND QUARTER 2018
($ in thousands, except RevPAR and per unit data)
	Low	High
Pro forma RevPAR (80) [1]	$127.00	$129.50
Pro forma RevPAR growth (80) [1]	1.50%	3.50%
RevPAR (same-store 65) [2]	$126.00	$128.50
RevPAR growth (same-store 65) [2]	0.50%	2.50%
Adjusted FFO	$38,700	$41,700
Adjusted FFO per diluted unit [3]	$0.37	$0.40

FULL YEAR 2018
($ in thousands, except RevPAR and per unit data)
	Low	High
Pro forma RevPAR (80) [1]	$119.25	$122.25
Pro forma RevPAR growth (80) [1]	0.50%	3.00%
RevPAR (same-store 65) [2]	$117.75	$120.75
RevPAR growth (same-store 65) [2]	(0.50%)	2.00%
Adjusted FFO	$139,000	$149,400
Adjusted FFO per diluted unit [3]	$1.33	$1.43
Capital improvements	$45,000	$65,000

(1)	As of May 2, 2018, the Company owned 83 hotels. Pro forma outlook information for the second quarter and full year 2018 includes operating estimates for 80 hotels, which assumes the sale of four hotels and opening of one hotel during the second quarter 2018.

(2)	As of May 2, 2018, the Company owned 69 same-store hotels. The same-store outlook information includes operating estimates for 65 hotels, which assumes the sale of four hotels during the second quarter 2018.

(3)	Assumes weighted average diluted common shares and units outstanding of 104,500,000 for the second quarter 2018 and 104,500,000 for the full year 2018.

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First Quarter 2018 Earnings Conference Call

The Company will conduct its quarterly conference call on Thursday, May 3, 2018, at 9:00 a.m. (ET). To participate in the conference call, please dial 877-930-8101. The conference identification code for the call is 3597417. Additionally, a live webcast of the quarterly conference call will be available through the Company’s website, www.shpreit.com. A replay of the quarterly conference call webcast will be available until 12:00 PM ET Thursday, May 10, 2018, by dialing 855-859-2056, conference identification code 3597417. A replay will also be available in the Investor Relations section of the Company’s website until July 31, 2018.

About Summit Hotel Properties

Summit Hotel Properties, Inc. is a publicly-traded real estate investment trust focused on owning premium-branded hotels with efficient operating models primarily in the upscale segment of the lodging industry. As of May 2, 2018, the Company’s portfolio consisted of 83 hotels with a total of 12,250 guestrooms located in 26 states.

For additional information, please visit the Company’s website, www.shpreit.com, and follow the Company on Twitter at @SummitHotel_INN.

Contact:

Adam Wudel

SVP – Finance & Capital Markets

Summit Hotel Properties, Inc.

(512) 538-2325

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Summit's Portfolio (83) (1)

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(1) Includes all acquisitions and dispositions completed as of May 2, 2018. Excludes pending disposition activity.

Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” “forecast,” “continue,” “plan,” “likely,” “would” or other similar words or expressions. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections or other forward-looking information. Examples of forward-looking statements include the following: the Company’s ability to realize growth from the deployment of renovation capital; projections of the Company’s revenues and expenses, capital expenditures or other financial items; descriptions of the Company’s plans or objectives for future operations, acquisitions, dispositions, financings, redemptions or services; forecasts of the Company’s future financial performance and potential increases in average daily rate, occupancy, RevPAR, room supply and demand, EBITDAre, Adjusted EBITDAre, FFO and AFFO; the Company’s outlook with respect to pro forma RevPAR, pro forma RevPAR growth, RevPAR, RevPAR growth, AFFO, AFFO per diluted share and unit and renovation capital deployed; and descriptions of assumptions underlying or relating to any of the foregoing expectations regarding the timing of their occurrence. These forward-looking statements are subject to various risks and uncertainties, not all of which are known to the Company and many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to, the state of the U.S. economy, supply and demand in the hotel industry, and other factors as are described in greater detail in the Company’s filings with the Securities and Exchange Commission (“SEC”). Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

For information about the Company’s business and financial results, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC, and its quarterly and other periodic filings with the SEC. The Company undertakes no duty to update the statements in this release to conform the statements to actual results or changes in the Company’s expectations.

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Summit Hotel Properties, Inc.

Condensed Consolidated Balance Sheets

(Amounts in thousands)

	March 31, 2018	December 31, 2017
	(Unaudited)
ASSETS
Investment in hotel properties, net	$2,023,551	$2,059,492
Investment in hotel properties under development	28,267	23,793
Land held for development	2,942	2,942
Assets held for sale, net	23,161	1,193
Investment in real estate loans, net	18,454	12,356
Cash and cash equivalents	43,435	36,545
Restricted cash	31,483	29,462
Trade receivables, net	20,844	16,985
Prepaid expenses and other	8,654	9,454
Deferred charges, net	5,050	5,221
Other assets	16,037	12,431
Total assets	$2,221,878	$2,209,874
LIABILITIES AND EQUITY
Liabilities:
Debt, net of debt issuance costs	$975,316	$868,236
Accounts payable	4,748	7,774
Accrued expenses and other	60,941	56,488
Total liabilities	1,041,005	932,498

Total stockholders' equity	1,178,035	1,274,502
Non-controlling interests in operating partnership	2,838	2,874
Total equity	1,180,873	1,277,376
Total liabilities and equity	$2,221,878	$2,209,874

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Summit Hotel Properties, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

(Amounts in thousands, except per share amounts)

	For the Three Months Ended March 31,
	2018	2017
Revenues:
Room	$129,572	$110,350
Food and beverage	6,329	4,959
Other	4,298	2,680
Total revenues	140,199	117,989
Expenses:
Room	29,005	25,004
Food and beverage	4,999	3,924
Other hotel operating expenses	39,458	33,178
Property taxes, insurance and other	10,998	8,369
Management fees	5,352	4,729
Depreciation and amortization	25,246	18,726
Corporate general and administrative	6,607	5,138
Hotel property acquisition costs	-	354
Total expenses	121,665	99,422
Operating income	18,534	18,567
Other income (expense):
Interest expense	(9,329)	(6,791)
(Loss) gain on disposal of assets, net	(43)	19,456
Other income, net	789	2,395
Total other income (expense)	(8,583)	15,060
Income from continuing operations before income taxes	9,951	33,627
Income tax expense	(260)	(421)
Net income	9,691	33,206
Non-controlling interest in Operating Partnership	(3)	(120)
Net income attributable to Summit Hotel Properties, Inc.	9,688	33,086
Preferred dividends	(5,543)	(4,200)
Premium on redemption of preferred stock	(3,277)	-
Net income attributable to common stockholders	$868	$28,886
Earnings per share - basic and diluted	$0.01	$0.31
Weighted average common shares outstanding:
Basic	103,500	92,762
Diluted	103,899	93,230
Dividends per share	$0.18	$0.16

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Summit Hotel Properties, Inc.
Reconciliation of Net Income to Non-GAAP Measures – Funds From Operations

(Unaudited)

(In thousands except per share and unit amounts)

	For the Three Months Ended March 31,
	2018	2017

Net income	$9,691	$33,206
Preferred dividends	(5,543)	(4,200)
Premium on redemption of preferred stock	(3,277)	-
Net income applicable to common shares and common units	871	29,006
Real estate-related depreciation (1)	25,123	18,640
Amortization of lease-related intangible assets, net	181	-
Loss (gain) on disposal of assets, net	43	(19,456)
FFO applicable to common shares and common units	26,218	28,190
Amortization of deferred financing costs	494	518
Amortization of franchise fees (1)	123	86
Hotel property acquisition costs	-	354
Equity based compensation	2,227	1,130
Debt transaction costs	88	154
Premium on redemption of preferred stock	3,277	-
Non-cash interest income (2)	(509)	-
Casualty losses (recoveries), net	218	(266)
AFFO applicable to common shares and common units	$32,136	$30,166
Weighted average diluted common shares and common units (3)	104,403	93,623
FFO per common share and unit	$0.25	$0.30
AFFO per common share and unit	$0.31	$0.32

(1)	The total of these line items represents depreciation and amortization as reported on the Company’s Condensed Consolidated Statements of Operations for the periods presented.

(2)	Non-cash interest income relates to the amortization of the discount on certain notes receivable. The discount on these notes receivable was recorded at inception of the related loans based on the estimated value of the embedded purchase options in the notes receivable.

(3)	The Company includes the outstanding OP units issued by Summit Hotel OP, LP, the Company’s operating partnership, held by limited partners other than the Company because the OP units are redeemable for cash or, at the Company’s option, shares of the Company’s common stock on a one-for-one basis.

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Summit Hotel Properties, Inc.

Reconciliation of Net Income to Non-GAAP Measures – EBITDAre

(Unaudited)

(Amounts in thousands)

	For the Three Months Ended March 31,
	2018	2017
Net income	$9,691	$33,206
Depreciation and amortization	25,246	18,726
Amortization of lease-related intangible assets, net	181	-
Interest expense	9,329	6,791
Interest income	(27)	(4)
Income tax expense	260	421
EBITDA	$44,680	$59,140
Loss (gain) on disposal of assets, net	43	(19,456)
EBITDAre	$44,723	$39,684
Equity based compensation	2,227	1,130
Hotel property acquisition costs	-	354
Debt transaction costs	88	154
Non-cash interest income (1)	(509)	-
Casualty losses (recoveries), net	218	(266)
Adjusted EBITDAre (2)	$46,747	$41,056

(1)	Non-cash interest income relates to the amortization of the discount on certain notes receivable. The discount on these notes receivable was recorded at inception of the related loans based on the estimated value of the embedded purchase options in the notes receivable.

(2)	Adjusted EBITDAre is consistent with the Company’s presentation of Adjusted EBITDA in historical periods. Please see non-GAAP financial measure disclosure at the end of this release for additional detail.

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Summit Hotel Properties, Inc.

Pro Forma Hotel Operating Data

(Unaudited)

(Dollars in thousands)

	For the Three Months Ended March 31,
Pro Forma Operating Data (1) (2)	2018	2017
Pro forma room revenue	$129,572	$126,871
Pro forma other hotel operations revenue	10,627	9,927
Pro forma total revenues	140,199	136,798
Pro forma total hotel operating expenses	89,836	86,206
Pro forma hotel EBITDA	$50,363	$50,592
Pro forma hotel EBITDA Margin	35.9%	37.0%

Reconciliations of Non-GAAP financial measures to comparable GAAP financial measures

Revenue:
Total revenues	$140,199	$117,989
Total revenues from acquisitions (1)	-	27,544
Total revenues from dispositions (2)	-	(8,735)
Pro forma total revenues	140,199	136,798

Hotel Operating Expenses:
Total hotel operating expenses	89,812	75,204
Total hotel operating expenses from acquisitions (1)	-	17,209
Total hotel operating expenses from dispositions (2)	24	(6,207)
Pro forma total hotel operating expenses	89,836	86,206

Hotel EBITDA:
Operating income	$18,534	$18,567
Hotel property acquisition costs	-	354
Corporate general and administrative	6,607	5,138
Depreciation and amortization	25,246	18,726
Hotel EBITDA	50,387	42,785
Hotel EBITDA from acquisitions (1)	-	10,335
Hotel EBITDA from dispositions (2)	(24)	(2,528)
Pro forma hotel EBITDA	$50,363	$50,592

(1)	Unaudited pro forma information includes operating results for 83 hotels owned as of March 31, 2018 as if all such hotels had been owned by the Company since January 1, 2017. For hotels acquired by the Company during the first quarter of 2017, the pro forma information for the three months ended March 31, 2017 includes both the financial results from the prior owner from January 1, 2017 through the date of acquisition by the Company (the “Pre-acquisition Period”) and the financial results generated by the Company from the date of acquisition through March 31, 2017. For hotels acquired by the Company after March 31, 2017, the pro forma information for three months ended March 31, 2017 reflects the financial results from the prior owner for the entire three month period ended March 31, 2017. For all hotels acquired by the Company during the year ended December 31, 2017, the pro forma information for the three months ended March 31, 2018 relate entirely to the financial results generated by the Company. The financial results for the Pre-acquisition Period were provided by the third-party owner of such Acquired Hotel prior to purchase by the Company and such information has not been audited or reviewed by the Company’s auditors or adjusted by the Company.

(2)	For hotels sold by the Company between January 1, 2017 and March 31, 2018 (the “Disposed Hotels”), the unaudited pro forma information excludes the financial results of each of the Disposed Hotels for the period of ownership by the Company from January 1, 2017 through the date that the Disposed Hotels were sold by the Company.

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Summit Hotel Properties, Inc.

Pro Forma Hotel Operating Data

(Unaudited)

(Dollars in thousands, except operating metrics)

	2017			2018	Trailing Twelve
Pro Forma Operating Data (1) (2)	Q2	Q3	Q4	Q1	Months Ended March 31, 2018

Pro forma room revenue	$137,991	$134,908	$126,098	$129,572	$528,569
Pro forma other hotel operations revenue	10,823	10,305	10,419	10,627	42,174
Pro forma total revenues	148,814	145,213	136,517	140,199	570,743
Pro forma total hotel operating expenses	90,766	90,960	87,680	89,836	359,242
Pro forma hotel EBITDA	$58,048	$54,253	$48,837	$50,363	$211,501
Pro forma hotel EBITDA Margin	39.0%	37.4%	35.8%	35.9%	37.1%

Pro Forma Statistics (1) (2)
Rooms sold	904,445	907,325	859,854	840,173	3,511,797
Rooms available	1,114,019	1,126,264	1,126,264	1,101,780	4,468,327
Occupancy	81.2%	80.6%	76.3%	76.3%	78.6%
ADR	$152.57	$148.69	$146.65	$154.22	$150.51
RevPAR	$123.87	$119.78	$111.96	$117.60	$118.29

Actual Statistics
Rooms sold	813,577	860,672	835,078	840,173	3,349,500
Rooms Available	986,998	1,069,100	1,097,576	1,101,780	4,255,454
Occupancy	82.4%	80.5%	76.1%	76.3%	78.7%
ADR	$148.13	$147.84	$145.88	$154.22	$149.02
RevPAR	$122.10	$119.02	$110.99	$117.60	$117.30

Reconciliations of non-GAAP financial measures to comparable GAAP financial measures

Revenue:
Total revenues	$129,056	$136,587	$131,745	$140,199	$537,587
Total revenues from acquisitions (1)	24,007	9,044	4,772	-	37,823
Total revenues from dispositions (2)	(4,249)	(418)	-	-	(4,667)
Pro forma total revenues	148,814	145,213	136,517	140,199	570,743

Hotel Operating Expenses:
Total hotel operating expenses	79,499	86,070	84,831	89,812	340,212
Total hotel operating expenses from acquisitions (1)	14,399	5,255	2,877	-	22,531
Total hotel operating expenses from dispositions (2)	(3,132)	(365)	(28)	24	(3,501)
Total pro forma hotel operating expenses	90,766	90,960	87,680	89,836	359,242

Hotel EBITDA:
Operating income	24,515	22,373	18,440	18,534	83,862
Corporate general and administrative	5,310	4,550	4,599	6,607	21,066
Depreciation and amortization	19,732	23,594	23,875	25,246	92,447
Hotel EBITDA	49,557	50,517	46,914	50,387	197,375
Hotel EBITDA from acquisitions (1)	9,608	3,789	1,895	-	15,292
Hotel EBITDA from dispositions (2)	(1,117)	(53)	28	(24)	(1,166)
Pro forma hotel EBITDA	$58,048	$54,253	$48,837	$50,363	$211,501

(1)	Pro forma information includes operating results for 83 hotels owned as of March 31, 2018 as if all such hotels had been owned by the Company since April 1, 2017. For hotels acquired by the Company after April 1, 2017 (the “Acquired Hotels”), the Company has included in the pro forma information the financial results of each of the Acquired Hotels for the period from April 1, 2017 to the date the Acquired Hotels were purchased by the Company (the “Pre-acquisition Period”). The financial results for the Pre-acquisition Period were provided by the third-party owner of such Acquired Hotel prior to purchase by the Company and have not been audited or reviewed by our auditors or adjusted by us. The pro forma information is included to enable comparison of results for the current reporting period to results for the comparable period of the prior year and are not indicative of future results.

(2)	For hotels sold by the Company between April 1, 2017 and March 31, 2018 (the “Disposed Hotels”), the pro forma information excludes the financial results of each of the Disposed Hotels for the period of ownership by the Company from April 1, 2017 through the date that the Disposed Hotels were sold by the Company.

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Summit Hotel Properties, Inc.

Pro Forma and Same-Store Data

(Unaudited)

	For the Three Months Ended March 31,
	2018	2017
Pro Forma [1] (83 hotels)
Rooms sold	840,173	832,355
Rooms available	1,101,780	1,101,780
Occupancy	76.3%	75.5%
ADR	$154.22	$152.42
RevPAR	$117.60	$115.15

Occupancy change	0.9%
ADR change	1.2%
RevPAR change	2.1%

	For the Three Months Ended March 31,
	2018	2017
Same-Store [2] (69 hotels)
Rooms sold	671,655	678,325
Rooms available	882,000	882,000
Occupancy	76.2%	76.9%
ADR	$150.73	$149.25
RevPAR	$114.78	$114.78

Occupancy change	-1.0%
ADR change	1.0%
RevPAR change	0.0%

(1)	Pro forma information includes operating results for 83 hotels owned as of March 31, 2018, as if each hotel had been owned by the Company since January 1, 2017. As a result, these pro forma operating and financial measures include operating results for certain hotels for periods prior to the Company’s ownership.

(2)	Same-store information includes operating results for 69 hotels owned by the Company as of January 1, 2017, and at all times during the three months ended March 31, 2018, and 2017.

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Summit Hotel Properties, Inc.
Reconciliation of Net Income to Non-GAAP Measures – Funds From Operations for Financial Outlook

(Unaudited)

(Amounts in thousands except per share and unit)

	For the Three Months Ending June 30, 2018		For the Year Ending December 31, 2018
	Low	High	Low	High
Net income	$35,200	$38,200	$66,800	$77,200
Preferred dividends	(3,700)	(3,700)	(16,700)	(16,700)
Premium on redemption of preferred stock	-	-	(3,300)	(3,300)
Net income applicable to common shares and units	31,500	34,500	46,800	57,200
Real estate-related depreciation	24,800	24,800	100,500	100,500
Amortization of lease-related intangible assets, net	200	200	600	600
Gain on disposal of assets, net	(17,900)	(17,900)	(17,800)	(17,800)
FFO applicable to common shares and common units	38,600	41,600	130,100	140,500
Amortization of deferred financing costs	500	500	1,900	1,900
Amortization of franchise fees	100	100	500	500
Equity based compensation	1,800	1,800	6,700	6,700
Debt transaction costs	200	200	300	300
Premium on redemption of preferred stock	-	-	3,300	3,300
Non-cash interest income	(500)	(500)	(2,000)	(2,000)
Gain from casualty settlement and recoveries, net	(2,000)	(2,000)	(1,800)	(1,800)
AFFO applicable to common shares and common units	$38,700	$41,700	$139,000	$149,400
Weighted average diluted common shares/common units (1)	104,500	104,500	104,500	104,500
FFO per common share and unit	$0.37	$0.40	$1.25	$1.35
AFFO per common share and unit	$0.37	$0.40	$1.33	$1.43

(1)	The Company includes the outstanding OP units issued by Summit Hotel OP, LP, the Company’s operating partnership, held by limited partners other than the Company because the OP units are redeemable for cash or, at the Company’s option, shares of the Company’s common stock on a one-for-one basis.

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Non-GAAP Financial Measures

We report certain “non-GAAP financial measures,” which are measures of our historical financial performance. Non-GAAP financial measures are financial measures not prescribed by Generally Accepted Accounting Principles ("non-GAAP"). These measures are as follows: (i) Funds From Operations (“FFO”) and Adjusted Funds from Operations ("AFFO"), (ii) Earnings before Interest, Taxes, Depreciation and Amortization ("EBITDA"), Earnings before Interest, Taxes, Depreciation and Amortization for Real Estate ("EBITDAre") and Adjusted EBITDAre. We caution investors that amounts presented in accordance with our definitions of FFO and EBITDAre may not be comparable to similar measures disclosed by other companies, since not all companies calculate these non-GAAP financial measures in the same manner. Our non-GAAP measures should be considered along with, but not as alternatives to, net income (loss) as a measure of our operating performance. Our non-GAAP measures may include funds that may not be available for our discretionary use due to functional requirements to conserve funds for capital expenditures, property acquisitions, debt service obligations and other commitments and uncertainties. Although we believe that our non-GAAP measures can enhance the understanding of our financial condition and results of operations, these non-GAAP financial measures are not necessarily better indicators of any trend as compared to a comparable measure prescribed by Generally Accepted Accounting Principles ("GAAP") such as net income (loss).

Funds From Operations (“FFO”) and Adjusted FFO (“AFFO”)

As defined by the National Association of Real Estate Investment Trusts, (“Nareit”), FFO represents net income or loss (computed in accordance with GAAP), excluding preferred dividends, gains (or losses) from sales of real property, impairment losses on real estate assets, items classified by GAAP as extraordinary, the cumulative effect of changes in accounting principles, plus depreciation and amortization related to real estate assets, and adjustments for unconsolidated partnerships and joint ventures. AFFO represents FFO excluding amortization of deferred financing costs, franchise fees, equity based compensation, debt transaction costs, premiums on redemption of preferred shares, losses from net casualties, non-cash interest income and non-cash income tax related adjustments to our deferred tax asset. Unless otherwise indicated, we present FFO and AFFO applicable to our common shares and common units. We present FFO and AFFO because we consider it an important supplemental measure of our operational performance and believe it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO and AFFO when reporting their results. FFO and AFFO is intended to exclude GAAP historical cost depreciation and amortization, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO and AFFO excludes depreciation and amortization related to real estate assets, gains and losses from real property dispositions and impairment losses on real estate assets, it provides a performance measure that, when compared year over year, reflects the effect to operations from trends in occupancy, guestroom rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income. Our computation of FFO differs slightly from the computation of Nareit-defined FFO related to the reporting of corporate depreciation and amortization expense. Our computation of FFO may also differ from the methodology for calculating FFO used by other equity REITs and, accordingly, may not be comparable to such other REITs. FFO and AFFO should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as an indicator of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. Where indicated in this release, FFO is based on our computation of FFO and not the computation of Nareit-defined FFO unless otherwise noted.

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EBITDA, EBITDAre, Adjusted EBITDAre, and Hotel EBITDA

EBITDA

EBITDA represents net income or loss, excluding: (i) interest, (ii) income tax expense and (iii) depreciation and amortization. We believe EBITDA is useful to an investor in evaluating our operating performance because it provides investors with an indication of our ability to incur and service debt, to satisfy general operating expenses, to make capital expenditures and to fund other cash needs or reinvest cash into our business. We also believe it helps investors meaningfully evaluate and compare the results of our operations from period to period by removing the effect of our asset base (primarily depreciation and amortization) from our operating results. Our management team also uses EBITDA as one measure in determining the value of acquisitions and dispositions.

EBITDAre and Adjusted EBITDAre

In September 2017, Nareit proposed a standardized performance measure, called EBITDAre, which is based on EBITDA and is expected to provide additional relevant information about REITs as real estate companies in support of growing interest among generalist investors. The conclusion was reached that, while dedicated REIT investors have long been accustomed to utilizing the industry’s supplemental measures such as FFO and net operating income (“NOI”) to evaluate the investment quality of REITs as real estate companies, it would be helpful to generalist investors for REITs as real estate companies to also present EBITDAre as a more widely known and understood supplemental measure of performance. EBITDAre is intended to be a supplemental non-GAAP performance measure that is independent of a company’s capital structure and will provide a uniform basis to measure the enterprise value of a company compared to other REITs.

EBITDAre, as defined by Nareit, is calculated as net income or loss, excluding: (i) interest expense, (ii) income tax expense, (iii) depreciation and amortization, (iv) loss and gains on disposition of property, (v) impairment and (vi) adjustments to reflect the entity's share of EBITDAre of unconsolidated affiliates. We believe EBITDAre is useful to an investor in evaluating our operating performance because it provides investors with an indication of our ability to incur and service debt, to satisfy general operating expenses, to make capital expenditures and to fund other cash needs or reinvest cash into our business. We also believe it helps investors meaningfully evaluate and compare the results of our operations from period to period by removing the effect of our asset base (primarily depreciation and amortization) from our operating results.

We make additional adjustments to EBITDAre when evaluating our performance because we believe that the exclusion of certain additional items described below provides useful supplemental information to investors regarding our ongoing operating performance. We believe that the presentation of Adjusted EBITDAre, when combined with the primary GAAP presentation of net income, is useful to an investor in evaluating our operating performance because it provides investors with an indication of our ability to incur and service debt, to satisfy general operating expenses, to make capital expenditures and to fund other cash needs or reinvest cash into our business. We also believe it helps investors meaningfully evaluate and compare the results of our operations from period to period by removing the effect of our asset base (primarily depreciation and amortization) from our operating results.

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Hotel EBITDA

With respect to hotel EBITDA, we believe that excluding the effect of corporate-level expenses and non-cash items provides a more complete understanding of the operating results over which individual hotels and operators have direct control. We believe the property-level results provide investors with supplemental information on the ongoing operational performance of our hotels and effectiveness of the third-party management companies operating our business on a property-level basis.

We caution investors that amounts presented in accordance with our definitions of EBITDA, EBITDAre, adjusted EBITDAre, and hotel EBITDA may not be comparable to similar measures disclosed by other companies, since not all companies calculate these non-GAAP measures in the same manner. EBITDA, EBITDAre, adjusted EBITDAre, and hotel EBITDA should not be considered as an alternative measure of our net income (loss) or operating performance. EBITDA, EBITDAre adjusted EBITDAre, and hotel EBITDA may include funds that may not be available for our discretionary use due to functional requirements to conserve funds for capital expenditures and property acquisitions and other commitments and uncertainties. Although we believe that EBITDA, EBITDAre, adjusted EBITDAre, and hotel EBITDA can enhance your understanding of our financial condition and results of operations, these non-GAAP financial measures are not necessarily a better indicator of any trend as compared to a comparable GAAP measure such as net income (loss). Above, we include a quantitative reconciliation of EBITDA, EBITDAre, adjusted EBITDAre and hotel EBITDA to the most directly comparable GAAP financial performance measure, which is net income (loss) and operating income (loss).

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